UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2021

MSC Income Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	814-00939	45-3999996
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Post Oak Boulevard, 8th Floor, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   713-350-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 7.01.	Regulation FD Disclosure.

On April 1, 2021, MSC Income Fund, Inc. (the “Company”) posted an announcement regarding its fourth quarter and year end 2020 conference call and certain other materials to its corporate website. A copy of the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

Reinvestment Purchase Price

On March 31, 2021, the Company set the price at which it will issue shares of its common stock (the “Reinvestment Purchase Price”) under its distribution reinvestment plan (the “DRP”) at $7.45, effective as of the distribution payable on April 1, 2021. As previously disclosed by the Company, the Reinvestment Purchase Price is determined by the Company’s board of directors (the “Board”) or a committee thereof, in its sole discretion, such that it is (i) not less than the net asset value per share of common stock determined in good faith by the Board or a committee thereof, in its sole discretion, within forty-eight hours prior to the payment of a distribution (the “NAV Per Share”) and (ii) not more than 2.5% greater than the NAV Per Share.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Announcement dated April 1, 2021

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC Income Fund, Inc. (Registrant)
April 2, 2021 (Date)	/s/ Jason B. Beauvais Jason B. Beauvais General Counsel